          ASSIGNMENT FOR THE BENEFIT OF CREDITORS AND SHARING AGREEMENT


        This agreement for an assignment for the benefit of creditors and sharing agreement ("A/F/B/C") is made this 20th day of February, 1998 among (a) Foxboro Park, Inc., a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts, (b) Lewis A. Sassoon, having a usual place of business c/o Gargill, Sassoon & Rudolph, LLP, 92 State Street, Boston, Massachusetts, 02109 and (c) others who may become parties to this agreement in accordance with the terms hereof, who hereby agree as follows:

                                    RECITALS

        A. Foxboro Park, Inc. has been forced by its financial circumstances to wind up its business and to liquidate and distribute its assets;

        B. Foxboro Park, Inc. is unable to pay its obligations to its creditors as they become due;

        C. Foxboro Park, Inc. wishes to provide a mechanism for the liquidation of its assets and the distribution of the proceeds to its creditors;

        D. Foxboro Park, Inc. has determined that the most efficient and economical mechanism to accomplish this purpose is to make an A/F/B/C;

        E. Lewis A. Sassoon has agreed to accept the assignment of assets by Foxboro Park, Inc. for the benefit of its creditors, subject to the terms and conditions hereof; and

        F. Those Creditors (as hereinafter defined) who assent to this agreement as provided below will be entitled to participate in the distribution of the proceeds of the liquidation of assets subject to the terms and conditions hereof.

        NOW, THEREFORE, Foxboro Park, Inc. and Lewis A. Sassoon and those Creditors who assent hereto, hereby agree as follows:

1.      DEFINITIONS:

        1.1 Affiliate A/F/B/C's: The A/F/B/C's made this day by (a) Foxboro Thoroughbred, Inc. as debtor to Lewis A. Sassoon as assignee, and (b) Foxboro Harness, Inc. as debtor to Lewis A. Sassoon as assignee. Each separately an "Affiliate A/F/B/C" and collectively the "Affiliate A/F/B/C's."

        1.2 Affiliate Creditor: Any person or entity that holds a claim against Foxboro Thoroughbred, Inc., and/or Foxboro Harness, Inc., that arose on or before the date of this agreement or from a contract entered into before the date hereof that would be allowable in a proceeding under Chapter 7 of the United States Bankruptcy Code assuming such a proceeding were initiated by Foxboro Thoroughbred, Inc., and/or Foxboro Harness, Inc., as the case may be, on the date hereof.

        1.3 Affiliate Assenting Creditors: Those Affiliate Creditors who assent to an Affiliate A/F/B/C as provided therein.

        1.4 Aggregate Claims: The sum of (a) all claims against Foxboro Park, Inc. held by Assenting Creditors (as hereinafter defined) and (b) all claims held by Affiliate Assenting Creditors.

        1.5    Assets: Those assets described in Section 2.1 below.

        1.6 Assenting Creditors: Those Creditors (as hereinafter defined) who assent to this agreement as provided below.

        1.7 Assignee: Lewis A. Sassoon or any successor appointed according to the terms hereof.

        l.8 Creditor: Any person or entity that holds a claim against Foxboro Park, Inc. that arose on or before the date of this agreement or from a contract entered into before the date hereof that would be allowable in a proceeding under Chapter 7 of the United States Bankruptcy Code assuming such a proceeding were initiated by Foxboro Park, Inc. on the date hereof.

        1.9    Debtor: Foxboro Park, Inc.

        1.10 Foxboro Creditors: All Assenting Creditors under this A/F/B/C, and all Affiliate Assenting Creditors under the Affiliate A/F/B/C's.

        1.11 Foxboro Entities: Foxboro Park, Inc., Foxboro Thoroughbred, Inc., and Foxboro Harness, Inc.

        1.12 HWD: Hutchins, Wheeler & Dittmar, A Professional Corporation, 101 Federal Street, Boston, MA 02110.

        1.13 Kraft Litigation: Those certain lawsuits commenced in the Norfolk County Superior Court and originally docketed as Civil Action Nos. 96-02082, 96-02096 and 96-02343 involving Foxboro Realty Associates LLC, ET AL., Foxboro Park, Inc., ET AL., and New England Harness Horsemen's Association, and disputes over possession of Foxboro Park, fraud, the existence of a lease, and other matters.

        1.14 Litigation Assets: The Debtor's interest in the Kraft Litigation and the OUTS Litigation (as hereinafter defined).

        1.15 Listed Creditors: Those Creditors identified on Exhibit B to this agreement.

        1.16 OUTS Litigation: That certain case or cases styled as Wonderland Greyhound Park, Inc, Foxboro Harness, Inc. and Foxboro Park, Inc. v. Massachusetts State Racing Commission, in which Wonderland (as hereinafter defined) and some or all of the Foxboro Entities are pursuing claims and causes of action seeking to recover and to be relieved of an obligation to pay over to the Massachusetts Racing COmmission uncollected winning race tickets with respect to so-called simulcast races.

        1.17 Priority Creditors: The United States of America, to the extent entitled to priority under 31 U.S.C. Section 3713 and those Creditors who would be entitled to priority under Section 507(a) of the United States Bankruptcy Code in effect on the date hereof, as modified in Section 4.7 below. Claims of the Pension Benefit Guaranty Corporation ("PBGC") shall be considered a debt due The United States of America under 31 U.S.C. Section 3713.

        1.18 Secured Creditors: Those Creditors holding valid, perfected and enforceable liens on the Assets or any portion thereof, to the extent of the value of their collateral.

        1.19 Security Agreement: The security agreement made this day between the Debtor and the Assignee whereby Debtor grants to Assignee a security interest in the Litigation Assets, which security interest is more fully described therein.

        1.20 Westwood: The Westwood Group, Inc., a Delaware corporation, with a principal place of business in Revere, Massachusetts.

        1.21 Westwood Claims: Those loan balances due to Westwood from the Foxboro Entities totaling $10,258,590.00 as of the date hereof.

        1.22 Wonderland: Wonderland Greyhound Park, Inc., a Massachusetts corporation, with a principal place of business in Revere, Massachusetts.


2.      ASSIGNMENT:

        2.1 The Debtor hereby grants, bargains, sells, conveys, assigns and transfers to the Assignee all of its real and personal property wherever located either within or without the Commonwealth of Massachusetts (hereinafter the "Assets"), including, without limitation, the following, but excepting, however, the Litigation Assets as described in Section 2.2 herein:

               (a) inventory including without limitation all goods, merchandise, raw materials, goods and work in process, finished goods, and other tangible personal property now owned or hereafter acquired and held for sale or lease or furnished or to be furnished under contracts of service or consumed in Debtor's business;

               (b) accounts receivable including without limitation all accounts, contracts, contract rights, notes, bills, drafts, acceptances, instruments, documents, chattel paper, choses in action, and all other debts, obligations and liabilities in whatever form, owing to Debtor from any person, firm or corporation or any other legal entity, whether now existing or hereafter arising, now or hereafter received by or belonging or owing to Debtor, for goods sold by it or for services rendered by it, or however otherwise same may have been established or created, all guaranties and securities therefor, all right, title and interest of Debtor in the merchandise or services which gave rise thereto, including the rights of reclamation and stoppage in transit and all rights of an unpaid seller of merchandise or services;

               (c) equipment including without limitation all furniture, fixtures, machinery, equipment, molds, tools, dies, motor vehicles and other goods (as defined in Article 9 of the Uniform Commercial Code) whether now owned or hereafter acquired by Debtor and wherever located, all replacements and substitutions therefor or accessions thereto;

               (d) general intangibles including without limitation, tax refunds, the corporate name and all product names; and

               (e) all products and proceeds from any of the foregoing including without limitation all proceeds of credit, fire or other insurance; and

               (f) all books and records.

        2.2 The Debtor specifically does not grant, sell, convey, assign or transfer to the Assignee the Litigation Assets, which are retained by the Debtor. Pursuant to the terms of the Security Agreement, the Debtor has granted to the Assignee a security interest in the Litigation Assets, as more fully described therein, for the purpose of providing security for certain of the Debtor's other agreements as contained in Section 5.2 herein.

        2.3 The Debtor does hereby constitute the Assignee and his successors, the attorney and attorneys in fact of said Debtor, irrevocably and coupled with an interest, with power of substitution in the name of the Debtor to take any act necessary or proper to the exercise of his duties hereunder.

        2.4 The Debtor will execute and deliver any confirmatory renewal, supplemental or new instrumentation or affidavit and will take any additional actions which the Assignee reasonably determines may be necessary to perfect the transfer of the Assets to or by him or as otherwise required by law.

3. POWERS AND DUTIES OF ASSIGNEE: The Assignee, in all instances in the exercise of his reasonable discretion, shall have the following powers and duties:

        3.1 To hold the Assets in trust for the benefit of Assenting, Priority and Secured Creditors.

        3.2 To manage, sell, lease, mortgage or pledge the Assets for such consideration and on such terms and conditions and to operate the business of the Debtor as he deems appropriate to conduct an orderly liquidation of the Assets and to realize their reasonable liquidation value.

        3.3 To incur and pay the actual and necessary costs of managing, operating, preserving, liquidating and distributing the Assets, including without limitation, reasonable wages, salaries, commissions, professional fees (including without limitation fees to the Assignee), rents, insurance premiums, maintenance charges, supplies, utilities and taxes. Such costs shall include without limitation any costs of formal dissolution proceedings and costs of so-called tail insurance coverages.

        3.4 To institute or defend suits, legal or equitable proceedings incident to the liquidation and distribution of the Assets.

        3.5 To execute and deliver deeds, bills of sale or other instruments of transfer or conveyance.

        3.6 To deposit any funds of this A/F/B/C in any bank or trust company, and entrust to such bank or trust company, or to a safe deposit company for safekeeping, any of the securities, monies, documents and papers belonging to or relating to the Assignee and to delegate to any other person or persons, as he may determine, the power to deposit, withdraw and draw checks on any funds of the A/F/B/C.

        3.7 To distribute all proceeds received or realized by him under this A/F/B/C, and thereafter to terminate this A/F/B/C by a written declaration to that effect signed by him and thereupon all further duties, liabilities and obligations of the Assignee hereunder shall cease and terminate and this A/F/B/C shall be at an end.

        3.8 Notwithstanding any other provisions herein contained, to receive and hold the Assets and any other property, whether real or personal received by him hereunder, or any of the same, and to act hereunder, if he should so desire, in his name, or in the name or names of any nominee or nominees designated by him, for so long as he, in his sole discretion may determine, and in such manner as not to give notice that such property is affected by this A/F/B/C. The Assignee hereby agrees, in respect to any property to be administered hereunder and held in his name to make or cause to be made, any and all transfers and conveyances necessary to vest the title to same in any successor Assignees hereunder or their nominee or nominees.

        3.9 To construe any of the provisions of this A/F/B/C and to act on any such construction, and his construction of the same and any action taken in good faith pursuant thereto shall be final and conclusive on all parties in interest.

        3.10 To refuse to accept, to reassign or to abandon any Assets which the Assignee believes would not be beneficial to this A/F/B/C.

        3.11 The Assignee may resign at any time by delivery of a resignation in writing to the Debtor and to the Assenting Creditors and may be removed at any time by a writing or writings signed by no less than two-thirds in number and amount of the Assenting Creditors. In such case, a successor Assignee may be appointed by the Debtor with the concurrence of a majority of amount of the Assenting Creditors.

        3.12 The Assignee shall be entitled to indemnity against any and all liability either in contract or tort, which he may incur or to which he may be subject, out of the trust property. In every written contract, note, lease, deed or mortgage which the Assignee may make, reference shall be made to this instrument, and anyone contracting with the Assignee shall look only to the trust property for payment under such contract or for the payment of any mortgage, note, judgment, or decree or of any money that may otherwise become due and payable by reason of the failure on the part of the Assignee to perform such contract in whole or in part, or for any other cause, and the Assignee shall not be personally liable therefor. The omission of such reference, however, shall not constitute a waiver of the foregoing provisions and shall not render the Assignee personally liable.

        3.13 The Assignee shall not be liable for any error of judgment or for any action or failure to act, done or suffered or for any decision made in good faith.

        3.14 Any act or thing done by the Assignee, or by the duly authorized agents or representatives of the Assignee, shall, as to all persons dealing with such Assignee or such duly authorized agents and representatives of the Assignee, be conclusively deemed to be within the purposes of this A/F/B/C and within the powers of the Assignee. No person dealing with the Assignee or with any duly authorized agent or representative of the Assignee shall be bound to see to the application of any funds or property passing into his hands or control.

        3.15 Any certificate signed by the Assignee setting forth as facts any matters affecting the A/F/B/C or the powers and authority of the Assignee under this assignment or with respect to any action taken by the Assignee or the beneficiaries, including a statement as to who is the Assignee or who are the beneficiaries shall be conclusive evidence as to the existence of the alleged facts, powers, authority or action in favor of all persons acting in reliance thereon.

        3.16 The Assignee may from time to time employ such counsel and such accountants as he, in his sole discretion, shall deem necessary and advisable, including without limitation, counsel and accountants formerly or currently employed by the Debtor.

        3.17 The Assignee, before proceeding to act and immediately on acceptance of his trust, shall give written notice by mail or otherwise to all known creditors of the Debtor of such assignment and his acceptance hereof, and shall deposit with the clerks of the City of Foxboro, Massachusetts and of the City of Revere, Massachusetts, together with the appropriate fee, a copy of this agreement.

        3.18 At least fifteen (15) days before any distribution of any assets, the Assignee shall furnish to all Assenting Creditors and to all other creditors having claims in excess of Three Hundred Dollars ($300.00), a statement in writing indicating the total assets of the trust, the total liabilities of the trust, and administrative costs, Assignee/trustee fees, legal fees, and other miscellaneous expenses.

        3.19 The Listed Creditors include the identity, address and amount due to Creditors according to Debtor's books and records.

4.      RIGHT AND DUTIES OF CREDITORS:

        4.1 A Creditor shall become an Assenting Creditor and a party to this A/F/B/C and a beneficiary hereunder by filing with the Assignee a written assent substantially in the form of Exhibit A annexed hereto within sixty (60) days hereof or within such further time as the Assignee may grant in his discretion. A creditor who does not so execute or accept this instrument, shall not be entitled to any benefits herefrom.

        4.2 Upon the filing by a creditor of an assent and upon its acceptance by the Assignee, each such Assenting Creditor shall be deemed to have acquired a pro rata participating interest in all Assets, subject to the priorities set forth below and subject to the other agreements set forth in
Section 5 hereto, equal to the proportion which the allowed claim of such Assenting Creditor shall bear to the aggregate of the allowed claims of all Assenting Creditors.

        4.3 Except as specifically set forth in Section 4.4, the submission of an assent to this A/F/B/C shall not operate as a waiver, release or suspension of any rights by way of guaranty, security or otherwise which such Assenting Creditor may have against any person other than the Debtor.

        4.4 Notwithstanding anything to the contrary herein, the submission of an assent to this A/F/B/C shall operate as a release of any claims which could be asserted by an Assenting Creditor seeking to avoid the corporate separateness of Westwood or any affiliate of Westwood and the Foxboro Entities.

        4.5 An Assenting Creditor hereby agrees that it will not institute or continue a suit against the Debtor or any other proceeding at law or in equity or otherwise on account of any debt due and owing to such Assenting Creditor from the Debtor, nor will such Assenting Creditor transfer its claim without the written approval of the Assignee. Each Assenting Creditor accepts in lieu of its claim against the Debtor the rights acquired hereunder and agrees that this A/F/B/C may be pleaded as a defense or bar to any such suit or other proceeding.

        4.6 The Assignee may accept as valid the amount of any claim, exclusive of interest from and after the date hereof, which is reflected in the Debtor's books and records, which is supported by evidence reasonably satisfactory to the Assignee, or which is otherwise allowable under the United States Bankruptcy Code. In the event of a disagreement between the Assignee and an Assenting Creditor concerning the validity, amount or priority of a claim, the Assignee and such Assenting Creditor will negotiate in good faith to attempt to resolve such dispute and the Assignee may compromise any disputed claim upon such terms and conditions as he deems advisable. Any unresolved dispute will be, at the option of the Assignee, made the subject of an action in a court of competent jurisdiction, or referred by the Assignee for final and binding arbitration, on terms and conditions to be established by the arbitrator, to an attorney selected by the Assignee who maintains an office in Boston, Massachusetts and who would qualify as a disinterested person in respect of the Debtor and the Assignee under the definition of disinterested person contained in the United States Bankruptcy Code in effect on the date hereof.

        4.7 Secured Claims. The Assignee may discharge by payment any liens or security interests, to the extent that he deems it beneficial to this A/F/B/C. The Assignee may accept as the claim of an Assenting Creditor the unsecured portion of any partially secured claim, the amount of such claim to be determined as provided in Paragraph 4.5.

        4.8 Priority Claims will be paid to the extent and in the order that such claims would be entitled to priority under section 507 of the United States Bankruptcy Code in effect on the date hereof, except that

               (a) any claims of the United States will be paid as a first priority, as required by 31 U.S.C. Section 3713, and

               (b) costs and expenses of administering this assignment shall be paid as a second priority, and

               (c) claims for employee wages and benefits, due and payable or accrued on the date hereof, including accrued vacation pay and pension plan obligations, but excluding any form of severance pay or compensation for accrued but unused sick days, shall be paid as a third priority.

        4.9 Claims of Assenting Creditors will be paid at such times and in such amounts as the Assignee determines. Such payments shall be made pro rata to all Assenting Creditors except that the Assignee may designate for payment in full a separate class of Assenting Creditors consisting only of claims less than or reduced to an amount that the Assignee determines as reasonable and necessary for administrative convenience.

        4.10 At such time (if any) as the claims of the Assenting Creditors are paid in full, the Assignee will distribute in kind any of the Debtor's remaining assets to the Debtor's shareholders.

5.      OTHER AGREEMENTS:

        5.1 Provided that 70% in amount and 50% in number of the Listed Creditors become Assenting Creditors, Westwood agrees that the Westwood Claims shall be subordinated to the claims of Assenting Creditors, but only to the extent hereafter provided.

               (a) The Westwood Claims are subordinated to the claims of the

        Assenting Creditors until such time as the Foxboro Creditors shall have been paid an amount equal to 11.48% of the Aggregate Claims (the "Termination Amount").

               (b) Once the Termination Amount has been paid out by the Assignee, the subordination of the Westwood Claims shall terminate, and Westwood shall be entitled to share in distributions under the A/F/B/C on an equal basis with other Assenting Creditors.

               (c) Contemporaneously with the execution of this A/F/B/C, Westwood has delivered to the Assingee an assent as provided in Section
        4.1 hereof, thereby becoming an Assenting Creditor. By becoming an Assenting Creditor, Westwood specifically agrees to and accepts the subordination of the Westwood Claims as provided in this Section 5.1.

        5.2 In order to facilitate potential additional recoveries for the benefit of Assenting Creditors, the Assignee and the Debtor agree to, and the Assenting Creditors assent to, the following arrangements regarding certain litigation matters.

               (a) The Debtor retains any interest it has in the Litigation Assets and full control over the Litigation Assets.

               (b) Westwood and/or Wonderland may continue to pursue the OUTS Litigation on their own behalf and on behalf of the Debtor and assert any claims or defenses on behalf of and in the name of one or more of the Foxboro Entities. Westwood and/or Wonderland may retain, and the Foxboro entities shall pay, an amount equal to up to one-third of any monies returned to or recovered by any of one or more of the Foxboro Entities as a result of the OUTS Litigation, with the balance of said monies to be conveyed to the Assignee as additional assets of the Foxboro Entities under this A/F/B/C and the Affiliate A/F/B/C's, as the respective interests of the Foxboro Entities may appear.

               (c) In recognition of the valid claims of HWD against the Foxboro Entities arising from the Kraft Litigation, and the benefits the Foxboro Entities derived from the services of HWD in the Kraft Litigation, including the judgment therein, any recovery by the Foxboro Entities under the Kraft Litigation from the Superior Court judgment against Kraft shall be paid directly to HWD in partial satisfaction of the claim by HWD against said recovery. HWD is acknowledged as having an attorneys' charging lien against any amount recovered on the judgment. In the event that the receovery on the judgment exceeds the amount due to HWD, the Foxboro Entities shall convey to the Assignee the balance of said recovery as additional assets of the Foxboro Entities under this A/F/B/C and the Affiliate A/F/B/C's, as the respective interests of the Foxboro Entities may appear.

               (d) To secure its obligations to convey the balance of recoveries (if any) for the OUTS Litigation and the Kraft Litigation as set forth above in Sections 5.2(b) and 5.2(c), the Debtor will grant to the Assignee a security interest in the Debtor's interest in the Litigation Assets.

6.      MISCELLANEOUS:

        6.1 Notice. Any notices hereunder shall be sufficient if in writing and sent (i) by United States mail, certified or registered mail, return receipt requested, postage prepaid to the Debtor at 190 V.F.W. Parkway, Revere, Massachusetts 02151, with a copy to Andrew M. Troop, Esq., Hutchins, Wheeler & Dittmar, A Professional Corporation, 101 Federal Street, Boston, Massachusetts 02110; to the Assignee at the address indicated on the first page hereof, and to Jonathan D. Friedmann, Esq., Gargill, Sassoon & Rudolph LLP, 92 State Street, Boston, MA 02109; and (ii) by United States mail, first-class mail, postage prepaid, to Assenting Creditors at the address shown on the Assent forms submitted by them.

        6.2 This A/F/B/C is to be construed as a Massachusetts contract, takes effect as a sealed instrument, sets forth the entire agreement among the parties, is binding upon and inures to the benefit of the parties hereto and their respective successors and assigns and may be cancelled, modified or amended only by a written instrument executed by each of the parties hereto. Any waiver in one instance shall not be deemed to be a waiver of any other.

        6.3 The captions herein have been inserted for convenience only, do not form a part of this assignment and shall not be utilized in the interpretation of this assignment.

        IN WITNESS WHEREOF the Debtor and the Assignee have set their hands and seals as of the day and year first above written.


                                        Foxboro Park, Inc.



                                        By: /s/ Richard P. Dalton
                                           ----------------------------
                                           Richard P. Dalton, President,
                                           Duly Authorized


                                        /s/ Lewis A. Sassoon
                                        ---------------------------------
                                        Lewis A. Sassoon, Assignee

                          COMMONWEALTH OF MASSACHUSETTS

_________________, ss.                                         February 20, 1998

        Then, personally, appeared before me Richard P. Dalton, President of Foxboro Park, Inc. and declared the foregoing instrument to be his free act and deed and the free act and deed of Foxboro Park, Inc.


                                        ------------------------------
                                        Notary Public
                                        My Commission Expires:



                          COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.                                                   February 20, 1998

        Then, personally, appeared before me Lewis A. Sassoon, and declared the foregoing instrument to be his free act and deed.


                                        ------------------------------
                                        Notary Public
                                        My Commission Expires:

                                    EXHIBIT A

        The undersigned, a creditor of Foxboro Park, Inc. ("Debtor") hereby assents and agrees to be a party to an agreement for an assignment for the benefit of creditors (the "Assignment") entered into on February 20, 1998, between the Debtor and Lewis A. Sassoon, as Assignee. The undersigned specifically ratifies the release in favor of Westwood contained therein, and assents to the agreements regarding the disposition of funds recovered, if any, in various pending litigation matters involving the Debtor. A copy of the sections of the Assignment entitled "Rights and Duties of Creditors" and "Other Agreements" is attached hereto. A copy of the full text of the Assignment may be obtained from the Assignee upon written request. Please print or type the following:

1.      Name of Creditor:
2.      Address and Telephone Number:
3.      Amount of Claim:
4.      Name of Contact Person:
5. If Claim is secured, please explain and attach copies of relevant documents.
6.      Attach a detailed statement or copies of invoices.

Dated:____________________                      ______________________________
                                                Signature

        Please return this form and your statement or invoices to:

             Lewis A. Sassoon, Assignee
             c/o Gargill, Sassoon & Rudolph LLP
             92 State Street
             Boston, MA 02109